LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby authorizes Brandon Nelson, Eileen P. McCarthy and Dora Habachy of JetBlue Airways Corporation, a Delaware corporation (the "Company") individually to execute for and on behalf of the undersigned, in the undersigned's capacity as a member of the Board of Directors of the Company, the Form ID, Forms 3, 4 and
5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities
Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect only until the earlier of (1) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact; or (2) as to a specific attorney-in-fact, employment of such attorney-in-fact by the Company is terminated.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of November, 2019.

/s/____________________
VIVEK SHARMA

STATE OF CA)
) ss.:
COUNTY OF )

On this _____ day of _________2019, before me personally came VIVEK SHARMA to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that she executed the same.

See attachment
Notary Public


California All-Purpose Certificate
of Acknowledgment

State of California
County of Los Angeles

On November 27, 2019 before me, Sang Pil
Park, Notary Public, personally appeared
VIVEK SHARMA, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity, upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Dang Pil Park [seal]

OPTIONAL INFORMATION

Although the information in this section is not required by law, it could prevent fraudulent removal and reattachment of this acknowledgment to an unauthorized document and may prove useful to persons relying on the attached document.

Description of Attached Document
The preceding Certificate of Acknowledgment is attached to a document titled/for the purpose of Limited Power of Attorney containing
1 pages, and dated 11/26/19.

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